Exhibit 99.3

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

Offer to Exchange the Outstanding Securities below:

Title of Series of Initial Notes	Rule 144A CUSIP / ISIN Numbers of Initial Notes	Regulation S CUSIP / ISIN Numbers of Initial Notes	Maturity Date of Initial Notes	Aggregate Principal Amount Outstanding	Exchange Consideration	Title of Series of New Notes	CUSIP / ISIN Numbers of New Notes	Maturity Date of New Notes
7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055	836720 AF9 / US836720AF90	C84926 AA9 / USC84926AA95	March 1, 2055	U.S.$450,000,000	an equal principal amount of newly issued and registered 7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055	7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055	836720 AG7 / US836720AG73	March 1, 2055

7.500% Fixed-to-Fixed Rest Rate Junior Subordinated Notes due 2055	836720 AH5 / US836720AH56	C84926 AB7 / USC84926AB78	March 1, 2025	U.S.$650,000,000	an equal principal amount of newly issued and registered 7.500% Fixed-to-Fixed Rest Rate Junior Subordinated Notes due 2055	7.500% Fixed-to-Fixed Rest Rate Junior Subordinated Notes due 2055	836720 AJ1 / US836720AJ13	March 1, 2055

, 2025

To Our Clients:

Enclosed for your consideration are a Prospectus, dated    , 2025 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by South Bow Canadian Infrastructure Holdings Ltd. (the “Company”), and certain guarantors of the Company (the “Guarantors”), to exchange U.S.$450,000,000 of the Company’s 7.625% fixed-to-fixed reset rate junior subordinated notes due 2055 and U.S.$650,000,000 of the Company’s 7.500% fixed-to-fixed reset rate junior subordinated notes due 2055 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding U.S.$450,000,000 of the Company’s 7.625% fixed-to-fixed reset rate junior subordinated notes due 2055 and U.S.$650,000,000 of the Company’s 7.500% fixed-to-fixed reset rate junior subordinated notes due 2055 (the “Initial Notes”) in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes are freely transferable by holders thereof in the United States, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Initial Notes are unconditionally guaranteed (the “Initial Guarantees”) by the Guarantors, and the New Notes are unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all New Notes issued in the Exchange Offer in exchange for the Initial Guarantees of the Initial Notes for which such New Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Initial Guarantees, references to the “New Notes” include the related New Guarantees and references to the “Initial Notes” include the related Initial Guarantees. The Company will, subject to the exercise of its discretion, accept for exchange any and all Initial Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2025 (THE “EXPIRATION DATE”), UNLESS THE COMPANY OTHERWISE EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Initial Notes held by us for your account but not registered in your name. A tender of such Initial Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Initial Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Initial Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below.

We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Initial Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Initial Notes in your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated , 2025 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by South Bow Canadian Infrastructure Holdings Ltd. (the “Company”) and certain guarantors of the Company (the “Guarantors”) to exchange U.S.$450,000,000 of the Company’s 7.625% fixed-to-fixed reset rate junior subordinated notes due 2055 and U.S.$650,000,000 of the Company’s 7.500% fixed-to-fixed reset rate junior subordinated notes due 2055 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding U.S.$450,000,000 of the Company’s 7.625% fixed-to-fixed reset rate junior subordinated notes due 2055 and U.S.$650,000,000 of the Company’s 7.500% fixed-to-fixed reset rate junior subordinated notes due 2055 (the “Initial Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Initial Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

	Principal Amount Held	Principal Amount to be Tendered*
7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055
7.500% Fixed-to-Fixed Rest Rate Junior Subordinated Notes due 2055

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Initial Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes, (iii) is acquiring the New Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Initial Notes acquired for its own account directly from the Company. If a holder of the Initial Notes is an affiliate of the Company or the Guarantors, is not acquiring the New Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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Dated: , 2025

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